Exhibit 4.4
THIS CERTIFICATE IS TRANSFERABLE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 92839U 20 6
IN JERSEY CITY, NJ, NEW YORK, NY SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
IS THE OWNER OF
fully paid and non-assessable shares of the common shares,$0.01 par value,per share, of Visteon Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
SECRETARY CHAIRMAN OF THE BOARD
COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK MELLON
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

Visteon Corporation
     The Corporation will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of Visteon Corporation, One Village Drive, Van Buren Township, Michigan, 48111, or to the Transfer Agent and Registrar named on the face of this certificate.
     This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents.
     The shares of Visteon Corporation Common Stock represented by this Certificate are issued pursuant to the Fifth Amended Joint Plan of Reorganization of Visteon Corporation and its Debtor Affiliates, as confirmed by the United States Bankruptcy Court for the District of Delaware. The transfer of securities represented hereby is subject to restriction pursuant to Articles FIFTH, SIXTH and SEVENTH of the Second Amended and Restated Certificate of Incorporation of Visteon Corporation. Visteon Corporation will furnish a copy of its Second Amended and Restated Certificate of Incorporation to the holder of record of this Certificate without charge upon written request addressed to Visteon Corporation at its principal place of business.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT	— as tenants by the entireties	(Cust) (Minor)
JT TEN	— as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants in common
Act
(State)
Additional abbreviations may also be used though not in the above list.
For Value Received                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

                                                                                                                                                                                                 Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                            Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated,

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).